Exhibit 99.1

TRISOURCE SOLUTIONS, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2018

i

Independent Auditors’ Report

To the Members

TriSource Solutions, LLC

Bettendorf, Iowa

Report On The Financial Statements

We have audited the accompanying financial statements of TriSource Solutions, LLC, which comprise the balance sheet as of December 31, 2018, the related statements of income, members’ equity and cash flows for the year then ended and the related notes to the financial statements.

Management’s Responsibility For The Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to on the previous page present fairly, in all material respects, the financial position of Trisource Solutions, LLC as of December 31, 2018, and the results of its operations and its cash flow for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis Of Matter

As discussed is in Note 8, Trisource Solutions, LLC has elected to change its accounting policy by which it accounts for goodwill, eliminating the application of the private company alternative. Our opinion is not modified with respect to this matter.

HONKAMP KRUEGER & CO., P.C.

Davenport, Iowa

September 17, 2019

2

TRISOURCE SOLUTIONS, LLC

BALANCE SHEET

December 31, 2018

Assets
Current Assets
Cash	$3,061,101
Trade receivables	2,443,675
Prepaid expenses and deposits	147,172
Total Current Assets	5,651,948

Property And Equipment	381,090

Intangible Assets	437,071

Goodwill	2,500,000

Other Assets
Advances to related party	294,815
Reserve account – restricted as to use	485,338
Total Other Assets	780,153
$9,750,262

Liabilities And Members’ Equity

Current Liabilities
Accounts payable and accrued expenses	$1,515,029
Residuals payable	900,968
Total Current Liabilities	2,415,997

Long-Term Liabilities
Merchant deposits	490,741
Total Long-Term Liabilities	490,741

Total Liabilities	2,906,738

Members’ Equity	6,843,524
$9,750,262

See the accompanying notes to financial statements	3

TRISOURCE SOLUTIONS, LLC

STATEMENTS OF INCOME AND MEMBERS’ EQUITY

For The Year Ended December 31, 2018

Statement Of Income

Processing And Annual Fees Revenue	$27,751,591

Direct Expenses
Agent residuals	3,159,956
ISO residuals	8,197,673
Authorization fees	5,503,938
Other	372,370
Total Direct Expenses	17,233,937

Gross Profit	10,517,654

General And Administrative Expenses	6,479,192

Income From Operations	4,038,462

Other Income (Expense)
Interest expense	(40,561)
Other income	142,053
Total Other Income	101,492

Net Income	$4,139,954

Statement Of Members’ Equity

Balance As Of December 31, 2017 – As Previously Reported	$4,118,570

Change In Accounting Policy	1,250,000

Balance As Of December 31, 2017 – As Restated	$5,368,570

Distributions	(2,665,000)

Net Income	4,139,954

Balance As Of December 31, 2018	$6,843,524

See the accompanying notes to financial statements	4

TRISOURCE SOLUTIONS, LLC

STATEMENT OF CASH FLOWS

For The Year Ended December 31, 2018

Cash Flows From Operating Activities
Net income	$4,139,954
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	124,283
Loss on sale of property and equipment	322
Changes in assets and liabilities:
Trade receivables	(835,456)
Prepaid expenses and deposits	(60,222)
Reserve account – restricted as to use	57,746
Accounts payable and accrued expenses	154,268
Residuals payable	79,519
Merchant deposits	(56,454)
Net Cash Provided By Operating Activities	3,603,960

Cash Flows From Investing Activities
Net advances to related party	(46,025)
Purchases of property and equipment	(227,702)
Net Cash Used In Investing Activities	(273,727)

Cash Flows From Financing Activities
Net borrowings on line of credit	519,973
Distributions	(2,665,000)
Net Cash Used In Financing Activities	(2,145,027)

Change In Cash	1,185,206

Cash – Beginning Of Year	1,875,895

Cash – End Of Year	$3,061,101

Supplemental Disclosure Of Cash Flow Information
Interest paid	$40,561

See the accompanying notes to financial statements	5

TRISOURCE SOLUTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

1.	Nature Of Business And Significant Accounting Policies

TriSource Solutions, LLC (the “Company”) is a privately-owned company headquartered in Bettendorf, Iowa with an operating facility in East Moline, Illinois. The Company was formed in July 2007 as a result of a merger between CentralBANCARD, LLC and Nobel Electronic Transfer, LLC. The Company provides full-service credit card transaction processing for merchants of acquirer banks and independent sales organizations (ISOs). All functions of settlement processing are handled in-house on internally developed software.

A summary of the Company’s significant accounting policies follows:

Reporting Entity

TriSource Solutions, LLC is an 87.69% owned subsidiary of TriSource Solutions, Inc. (the “parent”). These financial statements do not purport to represent the financial position, results of operations or cash flows of the parent company, TriSource Solutions, Inc.

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results could differ from those estimates.

Cash

The Company places its cash with high credit quality financial institutions. At times, such amounts may be in excess of the Federal Deposit Insurance Corporation insurance limits.

Accounts Receivable

Accounts receivable are carried at the original amount invoiced, less an estimate made for allowance for doubtful accounts. The allowance for doubtful accounts is based on management’s review of the outstanding receivables, historical and current collection information, current condition and aging of the accounts and existing economic conditions. Accounts are written off when all collection efforts have been exhausted. Recoveries of accounts receivable previously written off are recorded when received. Management believes that accounts receivable as of December 31, 2018 are fully collectable; therefore, no allowance for doubtful accounts was recorded.

Property And Equipment

Property and equipment are carried at cost, less accumulated depreciation and amortization. Major expenditures for improvements and those which substantially increase useful lives are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation or amortization are removed from the accounts and resulting gains or losses are included in the statement of income.

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TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

Property and equipment are depreciated or amortized using the straight-line method over the assets’ estimated useful lives.

Intangible Assets

Intangible assets consist of software and portfolios. Software is primarily industry-specific software used to process credit card transactions. Portfolios are books of business purchased by the Company. The Company assesses indefinite-lived assets for impairment annually or more frequently if circumstances indicate impairment may have occurred. The Company has evaluated these assets for impairment as of December 31, 2018 and determined that the carrying values of such assets were not impaired.

Goodwill

The Company evaluates goodwill for impairment at the entity level when a triggering event occurs that indicates that the fair value of the entity may be below its carrying amount. When a triggering event occurs, the Company first assesses qualitative factors to determine whether the quantitative impairment test is necessary. If that qualitative assessment indicates that it is more likely than not that goodwill is impaired, the Company performs the quantitative test (referred to as a “Step 2” test) to compare the entity’s fair value with its carrying amount, including goodwill. If the qualitative assessment indicates that it is not more likely than not that goodwill is impaired, further testing is unnecessary. The goodwill impairment loss, if any, represents the excess of the carrying amount of the entity over its fair value of the entity.

No triggering events occurred during 2018 that required goodwill impairment testing and, accordingly, no impairment loss was recorded.

Reserve Account – Restricted As To Use And Merchant Deposits

The Company’s merchant customers have the liability for any charges properly reversed by the cardholder. In the event, however, that the Company is not able to collect such amounts from the merchants due to merchant fraud, insolvency, bankruptcy or another reason, the Company may be liable for any such reversed charges. The Company’s risk of obligation in this area primarily relates to situations where the cardholder has purchased goods or services to be delivered in the future.

The Company requires cash deposits as collateral from ISOs to minimize its obligation. Collateral held by the Company is classified within “reserve account – restricted as to use” and the obligation to repay the collateral if it is not needed is classified within “merchant deposits” on the Company’s balance sheet.

The Company utilizes a number of systems and procedures to manage merchant risk. Despite these efforts, the Company historically has experienced some level of losses due to merchant defaults.

7

TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

The Company’s reserve is recorded based primarily on historical experiences and other relevant factors such as economic downturns or increases in merchant fraud. Merchant credit losses are included in “direct expenses” in the Company’s statement of income.

Revenue Recognition

Revenue is recognized when credit card transactions are processed. The majority of the Company’s revenues are comprised of transaction-based fees, which constitute a percentage of dollar volume processed, a fee per transaction processed, account on file or some combination thereof.

Income Taxes

TriSource Solutions, LLC is a limited liability company. Income from limited liability companies is taxed to the members on their individual returns. Under the terms of the operating agreement, allocations of profits, losses, capital gains and distributions are in accordance with the pro rata number of issued and outstanding units held by each member.

Pending Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This standard also includes expanded disclosure requirements that result in a company providing users of financial statements with comprehensive information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts with customers. This standard will be effective for the calendar year ending December 31, 2019. The Company is currently in the process of evaluating the impact of adoption of this ASU on the financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases. The standard requires all leases with terms over 12 months to be capitalized as a right-of-use asset and lease liability on the balance sheet at the date of lease commencement. Leases will be classified as either finance or operating. This distinction will be relevant for the pattern of expense recognition in the statement of income. This standard will be effective for the calendar year ending December 31, 2020. The Company is currently in the process of evaluating the impact of adoption of this ASU on the financial statements.

Subsequent Events

Management has evaluated subsequent events through September 17, 2019, the date the financial statements were available to be reissued.

8

TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

2.	Accounts Receivable And Major Customers

Accounts receivable are presented net of liabilities for which a right of offset exists. The Company receives processing revenue net of all related fees. The acquirer bank offsets the fees against the processing revenue after month end and the net revenue is then available to the Company after offset. Gross fees during the month are charged against the line of credit provided by the acquirer bank. The line of credit can only be used to accumulate fees during the month and the Company cannot borrow funds against the line of credit. This line of credit is limited to $4,000,000, is collateralized by all Company assets and matures September 2019. Interest on outstanding borrowings is payable monthly at the Federal Funds Rate (effective rate of 2.5% as of December 31, 2018). The balance outstanding as of December 31, 2018 was $3,156,243.

Offsetting of assets and liabilities at December 31, 2018 is as follows:

			Net Amount
	Gross	Gross	Of Assets
	Amounts Of	Amounts	Presented
	Assets And	Offset In The	In The
	Liabilities	Balance Sheet	Balance Sheet
Trade receivables	$6,113,914	$(3,670,239)	$2,443,675
Payables and line of credit	(3,670,239)	3,670,239	—
	$2,443,675	$—	$2,443,675

Revenue and related accounts receivable from major customers as of and for the year ended December 31, 2018 are as follows:

		Accounts
Customer	Revenue	Receivable
A	$16,933,488	$1,404,754
B	3,921,925	390,154

Subsequent to December 31, 2018, the Company extended their line of credit agreement. This agreement increased the maximum draw amount to $5,000,000 and extended the maturity date to December 2019. The line continues to be collateralized by all Company assets, with interest based on the Federal Funds Rate.

9

TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

3.	Property And Equipment

Property and equipment as of December 31, 2018 consists of:

Machinery and equipment	$459,760
Software	183,547
Office furniture and fixtures	4,165
647,472

Less: Accumulated depreciation and amortization	266,382
$381,090

4.	Reserve Account – Restricted As To Use And Merchant Deposits

Reserve Account – Restricted As To Use

Reserve accounts are restricted as to use and are reflected in other assets on the Company’s balance sheet.

The Company’s primary sponsoring acquiring bank requires the Company to maintain a reserve that is the greater of $100,000 or .003% of the cumulative prior six months’ net sales volume for all merchants under the bank’s sponsorship. At December 31, 2018, the reserve was $331,001. In addition, the Company has established its own reserve account, which totaled $154,337 at December 31, 2018. These reserves are maintained as a contingency against potential transaction losses by merchants processed through the Company.

Merchant Deposits

Each ISO office has a reserve maintained at the level specified in their contract based on a specific percentage of their merchants’ monthly dollar volume processed. Initial ISO reserves are based on the ISO principal’s credit worthiness along with the expected type of merchants to be boarded from processing. The ISO reserve may have a capped amount, or it may be an ongoing monthly reserve dependent on the performance of the merchant portfolio under each ISO.

5.	Related-Party Transactions

The Company and its parent occupy the same corporate office space and share certain administrative expenses. Shared costs are allocated by management. During the year ended December 31, 2018, the Company paid management fees of $1,127,973 to its parent.

10

TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

The Company is related to DCC Merchant Services USA, LLC and BDH Ventures, LLC through common ownership. The Company had gross processing income and residual expense for the year ended December 31, 2018 as follows:

	Processing	Residual
	Income	Expense
DCC Merchant Services USA, LLC	$124,719	$53,869
BDH Ventures, LLC	2,607	656
	$127,326	$54,525

The Company incurred payroll and related expenses for two of DCC Merchant Services USA, LLC’s employees totaling $45,355 for the year ended December 31, 2018.

6.	Operating Leases And Commitments

The Company leases office space under non-cancelable operating leases that expire at various dates through November 2021, with options to renew for additional 3-year terms. The agreements require monthly payments ranging from $6,602 to $10,787. Total rent expense for the year ended December 31, 2018 was $196,077.

The Company also leases equipment under cancelable and non-cancelable operating leases that expire at various dates through May 2022. These agreements require monthly payments ranging from $131 to $4,791. Total rent expense under these leases was approximately $100,000 for the year ended December 31, 2018.

Minimum future commitments under non-cancellable operating leases are as follows:

	Office Space	Equipment
Year	Leases	Leases	Total
2019	$208,677	$5,512	$214,189
2020	208,677	3,629	212,306
2021	180,500	3,628	184,128
2022	—	1,209	1,209
	$597,854	$13,978	$611,832

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TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

7.	Employment Agreements And Phantom Unit Plan

The Company has employment agreements with certain key employees that contain bonus clauses, determined by management of the Company on an annual basis. The bonus, if any, is due within sixty days after the fiscal year. Amounts expensed under these contracts were approximately $363,250 for the year ended December 31, 2018.

In conjunction with the employment agreements with certain key employees, the Company has a phantom unit plan. The total number of phantom units to be granted under this plan cannot exceed 3,000 units. Prior to 2018, the phantom units vested up to 80% based on years of service with the remaining 20% vesting at the time of a change in control event, defined as a more than 50% change in the Company’s membership interest or sale of substantially all of the Company. Effective January 1, 2018, the plan was amended, restating all prior terms, to indicate the phantom units vest at the occurrence of a change in control event. Eligible participants were awarded 1,700 phantom units between 2014 and 2017. During 2018, an additional 400 phantom units were granted. As of and for the year ended December 31, 2018, no liability or compensation expense was recorded in the financial statements as a change in control event has not occurred.

In addition, the Company has a separate employment agreement with another key employee. Prior to 2018, this agreement required the transfer of a 9.67% equity ownership as a portion of his compensation. Effective January 1, 2018, the plan was amended, restating all prior terms. Under that new agreement, the key employee is entitled to receive payments based on a 9.67% phantom economic interest in an amount determined by “net sales proceeds” at the time of a change in control event, as defined in the agreement. As of and for the year ended December 31, 2018, no liability or compensation expense was recorded in the financial statements as a change in control event has not occurred.

8.	Prior Period Restatement

Effective January 1, 2018, the Company elected to change its accounting policy by which it accounts for goodwill. The Company had previously elected to apply the private company alternative, which allows the Company to amortize goodwill over a period of 10 years. As described in Note 9, the Company had a change in control and is now held by a public business entity. Reporting for public business entities does not allow for adoption of private company alternative. In accordance with FASB ASC Topic 350-20-35 Overall Accounting For Goodwill Subsequent Measurement, goodwill shall not be amortized. Instead, goodwill shall be tested at least annually for impairment at a level of reporting referred to as the reporting unit. This change in accounting policy has been applied retrospectively to the financial statements.

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TRISOURCE SOLUTIONS, LLC

Notes To Financial Statements (Continued)

The effects of the retrospective restatement on the Company’s balance sheet as of December 31, 2017 are as follows:

	As Previously
	Reported	Adjustments	As Restated
Goodwill	$1,250,000	$1,250,000	$2,500,000
Total Assets	$1,250,000	$1,250,000	$2,500,000

Members’ Equity	$4,118,570	$1,250,000	$5,368,570

9.	Subsequent Event

On August 14, 2019, the Company was acquired by Hawk Parent Holdings, LLC and Subsidiaries for an amount up to $65 million, which includes a performance based earnout.

Due to the change in control, the amount due to certain key employees under the phantom unit plan and separate employment agreements totaled $1,618,055 and $5,773,865, respectively.

The financial statements have not been adjusted for the impact of these transactions.

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Independent Auditors’ Report On

Supplementary Information

To the Members

Trisource Solutions, LLC

Bettendorf, Iowa

We have audited the financial statements of Trisource Solutions, LLC as of and for the year ended December 31, 2018, and have issued our report thereon dated September 17, 2019, which contained a unmodified opinion on those financial statements. Our audit was performed for the purpose of forming an opinion on the financial statements as a whole. The supplementary schedule on page 15 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information is the responsibility of management. The information has not been subjected to the auditing procedures applied in the audit of the financial statements and, accordingly, we do not express an opinion or provide any assurance on it.

HONKAMP KRUEGER & CO., P.C.

Davenport, Iowa

September 17, 2019

14

TRISOURCE SOLUTIONS, LLC

SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

For The Year Ended December 31, 2018

Salaries, wages and management fees	$3,935,608
Employee benefits	316,278
Payroll taxes and related costs	205,348
Pension and profit sharing	121,475
Rent	196,077
Professional fees	300,747
Postage and delivery	171,351
Travel and entertainment	71,077
Online and computer	252,033
ISO reserves	73,498
Depreciation and amortization of property and equipment	124,283
Payment card industry compliance testing	165,804
Insurance	186,048
Equipment	26,054
Marketing	38,700
Telephone	21,124
Office	58,023
Utilities	10,837
Software	55,938
Computer and printer	85,211
Credit reports	12,645
Printing and reproduction	6,270
Outside services	7,044
Repairs and maintenance	3,711
Security	3,273
Dues and subscriptions	7,286
Contributions	2,500
Service charges	564
Other	20,385
$6,479,192

See the accompanying independent auditors’ report on supplementary information	15